PROMISSORY NOTE
TERM NOTE G

$43,598,000.00 November 24, 2020

FOR VALUE RECEIVED, the undersigned CONTRAIL AVIATION SUPPORT, LLC ("Support") and CONTRAIL AVIATION LEASING, LLC ("Leasing", and together with Support, each a "Borrower," and collectively, the "Borrowers"), jointly and severally, promise to pay to the order of OLD NATIONAL BANK (the "Lender") the principal sum of Forty-Three Million Five Hundred Ninety-Eight Thousand Dollars ($43,598,000.00)together with interest thereon as hereinafter provided.

1. RATE OF INTEREST

The principal amount of the Loan outstanding from time to time shall bear interest at the variable rate of LIBOR Rate (as defined in the Master Loan Agreement referenced below) plus 3.00% per annum and such rate shall be adjusted on the 1st day of each month (the "Loan Rate").

2. PAYMENTS

Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of Lender, or such other place as the holder hereof shall designate to the undersigned in writing. Unless required by applicable law, and prior to any default being declared, payments will be applied first to any accrued unpaid interest unless capitalized; then to principal; then to escrow; then to any late charges; and then to any unpaid collection costs. Funds shall be deemed received by Lender on the next business day if not received by 12:00 p.m. local time at the location payments hereunder are to be made.

Borrowers shall make the following payments on Term Loan G during the following periods or on the following dates:

(a) No payments of principal or interest shall be due or payable during the period beginning on the Closing Date and ending on November 24, 2021. Interest shall accrue on the outstanding balance during such period and such amount shall be capitalized by adding it to the principal amount of Term Loan G at the conclusion of such period.

(b) Forty-eight (48) consecutive monthly payments of accrued unpaid interest, commencing on December 24, 2021, and continuing on the 24th day of each successive month thereafter;

(c) On November 24, 2023, a principal payment equal to the sum of: (i) Six Million Five Hundred Thirty-Nine Thousand Seven Hundred and 00/100 Dollars ($6,539,700.00); plus (ii) 15% of the amount of capitalized interest described in Section (2)(a) above;

(d) On November 24, 2024, a principal payment equal to the sum of: (i) Six Million Five Hundred Thirty-Nine Thousand Seven Hundred and 00/100 Dollars ($6,539,700.00); plus (ii) 15% of the amount of capitalized interest described in Section 2(a) above; and

(e) A final payment of all outstanding principal and accrued and unpaid interest together with such other amounts as shall then be due and owing from Borrowers to Lender under the Term Loan G on the Term Loan G Maturity Date.

3. FINAL PAYMENT MATURITY DATE

Notwithstanding anything set forth above, all sums due under this Note, both principal and interest, if not sooner paid, shall be due and payable on November 24, 2025 ("Term Loan G Maturity Date").

4. PREPAYMENT; MINIMUM FINANCE CHARGE

Borrowers agree that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Borrowers may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrowers of Borrowers' obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrowers making fewer payments. Borrowers agree not to send Lender payments marked "paid in full," "without recourse," or similar language. If Borrowers send such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrowers will remain obligated to pay any further amounted owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Old National Bank, PO Box 3728, Evansville, IN 47736-3728.**

5. MANDATORY PREPAYMENTS

If, on any date (such date, a "Trigger Date"), the Board of Governors of the Federal Reserve System or a designee thereof has, after consultation with the Eligible Lender, notified the Eligible Lender in writing that the Borrower has materially breached, made a material misrepresentation with respect to or otherwise failed to comply with certifications in Section 2 (CARES Act Borrower Eligibility Certifications and Covenants) or Section 3 (FRA and Regulation A Borrower Eligibility Certifications) of the Borrower Certifications and Covenants in any material respect or that any such certification has failed to be true and correct in any material respect, then the Eligible Lender shall promptly so notify the Borrower and the Borrower shall, no later than two (2) Business Days after such Trigger Date, prepay Term Loan G in full, along with any accrued and unpaid interest thereon.

6. PAYMENT DUE DATE/FAILURE TO PAY

(a) All payments due under this Note shall be made without demand and received on the dates set forth in Section 2 above;

(b) In the event of a default as defined in this Note, or as set forth in the Master Loan Agreement or any Collateral Documents, at the option of Lender, for so long as the default exists, interest on the outstanding principal balance hereof shall accrue and will be paid at the rate in effect from time to time hereunder plus an additional 3% per annum, but in no event shall such default rate exceed, however, the maximum rate permitted by law ("Default Interest Rate"); and

(c) Any installment of principal and/or interest due hereunder which is not received on or before the 10th day following the date on which it is due shall be subject to a late payment fee of 5% of the amount owed on such installment (but not less than $50.00) for the purpose of defraying the expense incident to handling such delinquent payment (this payment is in addition to the amount set forth in (b) above).

7. INTEREST RATE COMPUTATION

Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

8. PLACE OF PAYMENT

All payments shall be made to Lender at the address on the interest billing statement provided by Lender or at the address of Lender set forth in Section 14 of this Note, at any branch of Lender, or such other place as Lender may from time to time designate in writing.

9. MASTER LOAN AGREEMENT AND SECURITY

This Note evidences indebtedness incurred under; is the "Term Note G" referred to in; and is subject to the terms and provisions of the Master Loan Agreement by and between Borrowers and Lender dated June 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, including, but not limited to, by Supplements thereto, the "Master Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Loan Agreement.

This Note is secured by the Collateral Documents. The terms of the Collateral Documents are incorporated herein and made a part hereof by reference.

10. DEFAULT

In the event of the occurrence of an Event of Default under the Master Loan Agreement, and after giving effect to any applicable right to cure provided by the Master Loan

Agreement, Lender may, at its option and without notice, declare this Note to be, and this Note shall thereupon become, immediately due and payable, together with accrued interest thereon. Without limiting the foregoing right and without limiting any other rights and remedies of the Lender at law or in equity, the Lender is also entitled to the rights and remedies provided for in the Master Loan Agreement and the Collateral Documents and may enforce the covenants, agreements and undertakings of Borrowers contained therein and may exercise the remedies provided for thereby or otherwise available in respect thereto, all in accordance with the terms thereof. In addition to any other right, Lender may apply and/or set-off against amounts due it hereunder any deposits, account balances, or other credits of any Borrower in the possession of or in transit to Lender, and Borrowers hereby grant Lender a security interest in all of the foregoing.

11. WAIVERS

Except as herein provided, Borrowers and all others who may become liable for all or part of the principal balance hereof or for any obligations of Borrowers to Lender or the holder hereof (a) forever waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (b) agree that the time of payment of the debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Collateral Documents or the liability of Borrowers or any other such parties, the right of recourse against Borrowers and such parties being hereby reserved by Lender; and (c) agree that time is of the essence. Borrowers agree to pay all reasonable costs of collection when incurred, whether suit be brought or not, including reasonable attorneys' fees and costs of suit and preparation therefore, and to perform and comply with each of the covenants, conditions, provisions and agreements of Borrowers contained in this Note, the Master Loan Agreement and Collateral Documents. It is expressly agreed by Borrowers that no extensions of time for the payment of this Note, nor the failure on the part of Lender to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Note, the Master Loan Agreement or any of the Collateral Documents, either in whole or in part.

12. WAIVER OF JURY TRIAL

BORROWERS WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWERS REPRESENT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

13. COMPLIANCE

This Note is to be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin (without giving effect to Wisconsin's principles of conflicts of

law), except to the extent (a) of procedural and substantive matters relating only to the creation, perfection, foreclosure and enforcement of rights and remedies against specific collateral, which matters shall be governed by the laws of the state in which the collateral is located (the "Collateral State"), and (b) that the laws of the United States of America and any rules regulations, or orders issued or promulgated thereunder, applicable to the affairs and transactions entered into by the Lender, otherwise preempt Collateral State law or Wisconsin law; in which event such federal law shall control. Borrowers hereby irrevocably submit to the jurisdiction of any Wisconsin or federal court sitting in Milwaukee, Wisconsin (or, with respect to the matters set forth in subsection (a) above, any state in which the property encumbered by the Collateral Documents is located) over any suit, action or proceeding arising out of or relating to this Note or any of the Loan Documents. Borrowers hereby waive any right to object to the location of venue in any Wisconsin or federal court sitting in Milwaukee, Wisconsin, or, with respect to the matters set forth in subsection (a) above, to the appropriate court located in the Collateral State, concerning any suit, action or proceeding arising out of or relating to this Note or any of the Loan Documents and waives any objection which it may have at any time to the laying of venue in any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over such party to object to the choice of governing law set forth in this section. Borrowers acknowledge that the loan evidenced by this Note was solicited, negotiated, closed and funded in the State of Wisconsin, and waives any implication that the laws of any other state shall apply for usury purposes.

14. NOTICES

All notices, requests and demands to be made hereunder to the parties hereto must be in writing and must be delivered to the applicable address stated below by any of the following means: (a) personal service; (b) electronic communication, including, but not limited to electronic mail, telex, telegram or telecopying (and, if by telex, telegram or telecopying, then only if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or (c) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof will be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c) will be deemed received three (3) days following deposit in the mail.

Borrowers: CONTRAIL AVIATION SUPPORT, LLC
CONTRAIL AVIATION LEASING, LLC
435 Investment Court
Verona, WI 53593-8788

Lender: OLD NATIONAL BANK
25 W. Main St. Suite 200
Madison, WI 53703

15. INTEREST NOT TO EXCEED MAXIMUM ALLOWED BY LAW.

If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction be possible under this Note in excess of the limit of such validity.

16. SUCCESSORS

All rights, powers, privileges and immunities herein granted to Lender shall extend to its successors and assigns and any other legal holder of this Note, with full right by Lender to assign and/or sell same.

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date and year first above written.

BORROWERS:

CONTRAIL AVIATION SUPPORT, LLC

By: ______________________
Joseph Kuhn
Its: CEO

CONTRAIL AVIATION LEASING, LLC

By: ______________________
Joseph Kuhn
Its: CEO

LENDER:

OLD NATIONAL BANK

By: ______________________
Tommy Olson
Its: SVP